Distribution Financial Services RV Trust 1999-3
October 16, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance             296,821,052.83
Beginning Pool Factor                  1.00000000

Distribution Allocable to Principal on Notes
          Class             Prior Prin.Pmts.      $1000 orig.prin.bal.   Current Prin.Pmts.  $1000 orig.prin.bal.
          A-1                    $0.00                 0.0000000                   $0.00               0.0000000
          A-2                    $0.00                 0.0000000           $4,806,703.03              47.9070209
          A-3                    $0.00                 0.0000000                   $0.00               0.0000000
          A-4                    $0.00                 0.0000000                   $0.00               0.0000000
          A-5                    $0.00                 0.0000000                   $0.00               0.0000000
          A-6                    $0.00                 0.0000000                   $0.00               0.0000000
            B                    $0.00                 0.0000000                   $0.00               0.0000000
            C                    $0.00                 0.0000000                   $0.00               0.0000000

Distribution Allocable to Interest on Notes
     Class          Rate              Prior Prin.Pmts.      $1000 orig.prin.bal.     Current Prin.Pmts.  $1000 orig.prin.bal.
      A-1           5.32%                   $0.00                 0.0000000                   $0.00               0.0000000
      A-2           5.97%                   $0.00                 0.0000000             $249,026.21               2.7531069
      A-3           6.43%                   $0.00                 0.0000000             $259,718.42               5.3583334
      A-4           6.65%                   $0.00                 0.0000000             $479,952.67               5.5416667
      A-5           6.76%                   $0.00                 0.0000000             $211,728.83               5.6333330
      A-6           6.88%                   $0.00                 0.0000000             $314,456.13               5.7333330
        B           7.17%                   $0.00                 0.0000000              $55,943.93               5.9750000
        C           7.92%                   $0.00                 0.0000000              $49,440.60               6.6000000

Note Balance After Giving Effect to Principal Distribution
          Class        Beginning Balance              Pool Factor         Ending Balance            Pool Factor
          A-1                    0.00                  0.0000000                  $0.00                0.0000000
          A-2           50,055,519.41                  1.0000000         $45,248,816.38              498.8889052
          A-3           48,470,000.00                  1.0000000         $48,470,000.00                1.0000000
          A-4           86,608,000.00                  1.0000000          86,608,000.00                1.0000000
          A-5           37,585,000.00                  1.0000000          37,585,000.00                1.0000000
          A-6           54,847,000.00                  1.0000000          54,847,000.00                1.0000000
            B            9,363,000.00                  1.0000000           9,363,000.00                1.0000000
            C            7,491,000.00                  1.0000000           7,491,000.00                1.0000000

Servicing Fee                                                                                                       $123,675.44
Servicing Fee Per $1,000 of Orig.Note                                                                                 0.3302142

Realized Losses                                                                                                     $375,057.16

Reserve Account Balance                                                                                           $6,807,258.04

Payments Received with Respect to Receivables During Most Recently Ended Collection Period                        $6,477,665.20
Interest Payments Received                                                                                        $2,150,230.73
Scheduled Principal Payments Received                                                                             $1,451,916.79
Principal Prepayments Received                                                                                    $2,875,517.68

Distribution to Residual Interestholders                                                                                  $0.00

Noteholders' Interest Carryover Shortfall                                                                                 $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                                             0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period                               $0.00

Ending Pool Balance                                                                                             $292,118,561.20
Ending Pool Factor                                                                                                   0.77995825